EXHIBIT 4.1

Interactive Data
14 Wall Street
New York, NY  10005

                                December 8, 1998

Van Kampen American Capital
One Parkview Plaza
Oakbrook Terrace, IL 60181

     Re:  Insured Municipals Income Trust, 243rd Insured Multi-Series
          (A Unit Investment Trust) Registered Under the Securities Act of 1933
           File No. 333-64261
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Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                        Very truly yours,

                                        Richard D. Yosua
                                        Director